SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 29, 2011

White Mountain Titanium Corporation
(Exact Name of Registrant as Specified in Charter)

NEVADA	333-129347	87-057730
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

Augusto Leguia 100, Oficina 812, Las Condes, Santiago Chile	None
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (56 2) 657-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01   Entry into a Material Definitive Agreement.

On July 7, 2005, White Mountain Titanium Corporation (the “Company”) entered into a Securities Purchase Agreement with Rubicon Master Fund in which Rubicon Master Fund purchased Preferred Shares and 6,250,000 warrants from the Company.  On May 7, 2009, the Company entered into an Exchange Agreement with Rubicon Master Fund through which it exercised 2,000,000 of the warrants at $0.50 per share for gross proceeds to the Company of $1,000,000.  On March 29, 2011, the remaining 4,250,000 warrants held by Rubicon Master Fund were exercised and Rubicon purchased 4,250,000 shares of common stock of the Company at $0.50 per share for gross proceeds to the Company of $2,125,000.

ITEM 3.02   Unregistered Sales of Equity Securities

In connection with the exercise of the warrants as described above, the Company sold and issued 4,250,000 shares of its common stock to Rubicon Master Fund for gross proceeds of $2,125,000. The shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Regulation S.   The issuance of the shares was made in an offshore transaction and no directed selling efforts were made in the U.S. by the Company or anyone acting on its behalf.  No underwriting discounts or commissions were paid in connection with the issuance of the shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White Mountain Titanium Corporation

Date: March 29, 2011	By:	/s/ Brian Flower
Brian Flower, Chairman